UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                       AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 4, 2010, Comerica Incorporated (“Comerica”) filed a Certificate of Elimination with the Secretary of State of Delaware to eliminate the designation of Comerica’s (1) Fixed Rate Cumulative Preferred Stock, Series B, none of which was outstanding at the time of filing; (2) Series D Participating Preferred Stock, none of which was outstanding at the time of filing; (3) Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E, none of which was outstanding at the time of filing; and (4) Fixed Rate Cumulative Perpetual Preferred Stock, Series F, none of which was outstanding at the time of filing.  Upon filing of the Certificate of Elimination, the shares that were designated to all such series were returned to the status of authorized but unissued shares of preferred stock of Comerica, without designation as to any series.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Following the filing of the Certificate of Elimination, Comerica filed, on August 5, 2010, a Restated Certificate of Incorporation, which integrates previously approved actions by the Board of Directors and the stockholders of Comerica into one document.  The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as theretofore amended and supplemented.  A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1                                 Certificate of Elimination

3.2                                 Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President - Governance, Regulatory Relations and Legal Affairs, and Secretary

August 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination

3.2	Restated Certificate of Incorporation